Exhibit 5(a)(1)

525 South Tryon Street
Charlotte, North Carolina 28202
September 23, 2025

Board of Directors
Duke Energy Corporation
525 South Tryon Street
Charlotte, North Carolina 28202

Dear Ladies and Gentlemen:

I am employed by Duke Energy Business Services LLC, the service company subsidiary of Duke Energy Corporation, a Delaware corporation (the “Company”).  I am a member in good standing of the North Carolina State Bar.

I have advised the Company in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on September 23, 2025. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of an indeterminate number or amount, as applicable, of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”), (iv) unsecured debt securities of the Company (“Debt Securities”), (v) stock purchase contracts (“Stock Purchase Contracts”); and (vi) stock purchase units (“Stock Purchase Units,” and collectively with Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Stock Purchase Contracts, the “Securities,” and each, a “Security”).  For this purpose, I have examined such company records and other documents, and have made such investigations of law as I have considered necessary or appropriate for the purposes of the opinions set forth below. In rendering the opinions set forth in paragraph (iv) below with respect to matters of New York law, I have relied on the opinion of Hunton Andrews Kurth LLP, counsel to the Company, attached hereto as Annex I.

Based upon the foregoing, I am of the opinion that the issuance of the Securities has been duly authorized by the Company and

(i)	when necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement upon payment of the consideration therefor provided for therein or upon conversion or exercise of any other Security offered under the Registration Statement in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors (the “Board”) of the Company, such shares of Common Stock will be validly issued, fully paid and non-assessable;

(ii)	upon designation of the preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions, of such shares of Preferred Stock by the Board and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such shares of Preferred Stock, and when necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement upon payment of the consideration therefor provided for therein or upon conversion or exercise of any other Security offered under the Registration Statement in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

(iii)	when necessary corporate action on the part of the Company has been taken to authorize the issuance of shares of Preferred Stock and the issuance and sale of such Depositary Shares proposed to be sold by the Company, and when (a) such Depositary Shares are issued and delivered in accordance with the applicable underwriting or other agreement upon payment of the consideration therefor provided for therein and (b) such Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of the applicable deposit agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of such Preferred Stock, such Depositary Shares will be validly issued, fully paid and non-assessable;

(iv)	when the terms of each specific series of Debt Securities have been established in accordance with the instruments governing such Securities and approved and authorized (including any necessary regulatory approvals), and when the Debt Securities of each series have been duly executed by the Company and authenticated as provided in the instruments governing such Securities and duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement relating to the Securities filed under the Securities Act, including the prospectus and any prospectus supplement relating to such series, the Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms (except as the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law);

(v)	when the Stock Purchase Contracts have been issued and sold in accordance with the terms of such resolutions of the Board or a duly authorized committee thereof, against payment therefor, the Stock Purchase Contracts will be binding obligations of the Company, enforceable against the Company in accordance with their terms (except as the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law); and

(vi)	when the Stock Purchase Units have been issued and sold in accordance with the terms of such resolutions of the Board of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Units will be binding obligations of the Company, enforceable against the Company in accordance with their terms (except as the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Elizabeth H. Jones
Elizabeth H. Jones

Annex I

Hunton Andrews Kurth LLP File No: 034085.272

September 23, 2025

Elizabeth H. Jones

Duke Energy Business Services LLC

525 South Tryon Street

Charlotte, North Carolina 28202-1803

RE:	DUKE ENERGY CORPORATION

Registration Statement on Form S-3

Ms. Jones:

We have acted as counsel to Duke Energy Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on September 23, 2025. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of an indeterminate number or amount, as applicable, of (i) shares of the Company’s common stock, par value $0.001 per share, (ii) shares of the Company’s preferred stock, par value $0.001 per share, (iii) depositary shares representing fractional interests in shares of Preferred Stock, (iv) unsecured debt securities of the Company (“Debt Securities”), (v) stock purchase contracts; and (vi) stock purchase units. The Debt Securities will be issued pursuant to (i) the Indenture, dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended and supplemented (the “Existing Indenture”), or (ii) one or more new indentures between the Company and an indenture trustee to be named in a prospectus supplement (a “New Indenture” and, together with the Existing Indenture, an “Indenture”).

In rendering the opinions set forth below, we have examined the Registration Statement, the Existing Indenture, and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the terms of each specific series of Debt Securities have been established in accordance with the instruments governing such Debt Securities and approved and authorized (including any necessary regulatory approvals), when any New Indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein, to the extent applicable, and when the Debt Securities of each series have been duly executed by the Company and authenticated as provided in the instruments governing such Debt Securities and duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement relating to the Securities filed under the Securities Act, including the prospectus and any prospectus supplement relating to such series, the Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP